    As filed with the Securities and Exchange Commission on November 27, 1996
                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                          DIGITAL EQUIPMENT CORPORATION
             (Exact name of registrant as specified in its charter)


         Massachusetts                                    04-2226590
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or organization)


            111 Powdermill Road - MSO2, Maynard, Massachusetts 01754
               (Address of principal executive offices) (Zip Code)

         Digital Equipment Corporation 1968 Employee Stock Purchase Plan Digital Equipment Corporation 1981 International Employee Stock Purchase Plan
                            (Full title of the plans)

                            -------------------------


                                  Gail S. Mann
                          Digital Equipment Corporation
                        111 Powdermill Road - MSO2-3/F13
                        Maynard, Massachusetts 01754-1499
                                 (508) 493-5111

             (Name, address including zip code and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                           CALCULATION OF REGISTRATION FEE
                                                           Proposed Maximum    Proposed Maximum
Title of Securities to be Registered      Amount to be      Offering Price        Aggregate           Amount of
                                           Registered        Per Share(1)       Offering Price     Registration Fee
Common Stock (Par Value $1.00)             5,000,000(2)         $34.125          $170,625,000         $51,704.55

Common Stock (Par Value $1.00)             2,500,000(3)         $34.125          $ 85,312,500         $25,852.27

         TOTAL:                            7,500,000 shares     $34.125          $255,937,500         $77,556.82
                                                                                                      ==========

(1)  The price of $34.125 per share, which is the average of the high and low prices reported on the New York Stock
     Exchange on November 21, 1996, is set forth solely for purposes of calculating the filing fee pursuant to Rule
     457(c).

(2)  Represents shares of Common Stock to be issued under Registrant's 1968 Employee Stock Purchase Plan.

(3)  Represents shares of Common Stock to be issued under Registrant's 1981 International Employee Stock Purchase
     Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.
        ----------------

     The documents containing the information specified in this Item 1 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information.
        -----------------------------------------------------------

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996(and the documents incorporated by reference therein);

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996; and

(c) The section entitled "Description of Common Stock" contained in the prospectus included in the Registrant's Registration Statement No. 33-25280, and the section entitled "Information Regarding the Classification of the Board of Directors" contained in the Registrant's definitive Proxy Statement dated September 14, 1990.


     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

     Not applicable.

Item 5. Interest of Named Experts and Counsel.
        -------------------------------------

     None.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Page II-1 of Registrant's Registration Statement No. 33-51987 is incorporated by reference herein.

Item 7. Exemption From Registration Claimed.
        -----------------------------------

     Not applicable.

Item 8. Exhibits
        --------

     The Exhibit Index immediately preceding the exhibits is incorporated by reference herein.

Item 9. Undertakings.
        ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     I, the undersigned director or officer of Digital Equipment Corporation, a Massachusetts corporation, do hereby severally constitute and appoint Robert B. Palmer, Gail S. Mann and Thomas C. Siekman, and each of them alone, to be true, sufficient and lawful attorneys for me, to sign for me and in my name in the capacity or capacities indicated below any and all post-effective amendments to this Registration Statement and all other documents relating thereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 14th day of November, 1996.

                                        DIGITAL EQUIPMENT CORPORATION



                                         By: /s/ Robert B. Palmer
                                            -----------------------------------
                                            Robert B. Palmer, Chairman of the
                                            Board, President and Chief Executive
                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                      TITLE                          DATE
      ---------                      -----                          ----

/s/ Robert B. Palmer         Chairman of the Board,            November 14, 1996
-------------------------    President and Chief Executive
Robert B. Palmer             Officer (Principal Executive
                             Officer) and Director

/s/ Vincent J. Mullarkey     Vice President, Finance and       November 14, 1996
-------------------------    Chief Financial Officer (Chief
Vincent J. Mullarkey         Financial Officer)

/s/ Hans Larsen              Vice President, Controller and    November 14, 1996
-------------------------    Chief Accounting Officer
Hans Larsen

/s/ Vernon R. Alden           Director                         November 14, 1996
-------------------------
Vernon R. Alden

/s/ Colby H. Chandler         Director                         November 14, 1996
-------------------------
Colby H. Chandler

/s/ Arnaud de Vitry           Director                         November 14, 1996
-------------------------
Arnaud de Vitry

/s/ Frank P. Doyle            Director                         November 14, 1996
-------------------------
Frank P. Doyle

/s/ Kathleen F. Feldstein     Director                         November 14, 1996
-------------------------
Kathleen F. Feldstein

/s/ Thomas P. Gerrity         Director                         November 14, 1996
-------------------------
Thomas P. Gerrity

/s/ Thomas L. Phillips        Director                         November 14, 1996
-------------------------
Thomas L. Phillips

/s/ Delbert C. Staley         Director                         November 14, 1996
-------------------------
Delbert C. Staley

                                INDEX TO EXHIBITS


   Exhibit
   Number                             Exhibit
   ------                             -------

Exhibit 4.1 Rights Agreement dated as of December 11, 1989 between the Registrant and First Chicago Trust Company of New York, as Rights Agent (filed under cover of Form SE as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated December 12, 1989 and incorporated by reference herein).

Exhibit 5      Opinion of Counsel

Exhibit 23.1   Consent of Counsel (included in Exhibit 5)

Exhibit 23.2   Consent of Coopers & Lybrand L.L.P.

Exhibit 24     Power of Attorney (contained on page 5 of this Registration
               Statement)

Exhibit 99.1   1968 Employee Stock Purchase Plan

Exhibit 99.2   1981 International Employee Stock Purchase Plan